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Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY
TO
TENDER SHARES OF COMMON STOCK
OF
SIMON WORLDWIDE, INC.
(Not to be Used for Signature Guarantees)

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 2, 2010, UNLESS EXTENDED.

        This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if certificates ("Certificates") evidencing shares of common stock, par value $0.01 per share (the "Shares"), of Simon Worldwide, Inc., a Delaware corporation ("Simon"), are not immediately available, (ii) if the procedure for delivery by book-entry transfer cannot be completed prior to the Expiration Date (as defined under "The Tender Offer—Section 1—Terms of the Offer; Expiration Date" in the Offer to Purchase), or (iii) if time will not permit all required documents to reach the Depositary prior to the Expiration Date. This Notice of Guaranteed Delivery may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See "The Tender Offer—Section 3—Procedures for Tendering Shares" of the Offer to Purchase.

The Depositary for the Offer is:

By Mail:	By Overnight Courier, Hand or Registered Mail:
BNY Mellon Shareowner Services Attn: Corporate Actions Department Post Office Box 3301 South Hackensack, NJ 07606	BNY Mellon Shareowner Services Attn: Corporate Actions Department 480 Washington Blvd—Mail Reorg Jersey City, NJ 07310

By Facsimile Transmission (for Eligible Institutions only): 201-680-4626

Confirm by Telephone: 201-680-4860

        Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above, or transmission of instructions via a facsimile transmission other than as set forth above, will not constitute a valid delivery.

        This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution," such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in "The Tender Offer—Section 3—Procedures for Tendering Shares") and Certificates representing the Shares to the Depositary within the time period specified herein. Failure to do so could result in financial loss to the Eligible Institution.

Ladies and Gentlemen:

        The undersigned hereby tenders to Overseas Toys, L.P., a Delaware limited partnership ("Overseas Toys"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 1, 2010 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with the Offer to Purchase, constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure described under "The Tender Offer—Section 3—Procedures for Tendering Shares" in the Offer to Purchase.

Number of Shares:
Please Type or Print

Share Certificate Number(s) (if available):

Please check this box if Shares will be tendered by book-entry transfer: ☐

Account Number:

Date:

Name of Record Holder(s):

Address:

Telephone. No.:

Signature(s):

Dated:

GUARANTEE

(Not to be Used for Signature Guarantees)

        The undersigned, a firm which is a member in the Security Transfer Agent's Medallion Program, the New York Stock Exchange Medallion Program, the Stock Exchange Medallion Program or any other "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an "Eligible Institution"), guarantees to deliver to the Depositary, at its address set forth above, either Certificates evidencing the Shares tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry transfer, and any other required documents, all within three New York Stock Exchange trading days after the Expiration Date (as defined under "The Tender Offer—Section 1—Terms of the Offer; Expiration Date" in the Offer to Purchase).

Name of Firm:

Authorized Signature:

Name:
Please Type or Print

Title:

Address:

Zip Code:

Telephone. No.:

Dated:

Note: Do not send Shares with this form; Shares should be sent with your Letter of Transmittal so that they are received by the Depositary within three New York Stock Exchange trading days after the Expiration Date (as defined under "The Tender Offer—Section 1—Terms of the Offer; Expiration Date" in the Offer to Purchase).

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NOTICE OF GUARANTEED DELIVERY